UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2011

World Energy Solutions, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-34289	04-3474959
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

446 Main Street Worcester, Massachusetts	01608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 459-8100

n/a
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

 On September 13, 2011, World Energy Solutions, Inc. (the “Company”) acquired certain contracts owned by Co-eXprise, Inc. pursuant to a Contract Purchase Agreement (the “Agreement”) between the Company and Co-eXprise, Inc. Pursuant to the Agreement, the Company purchased all of the contracts and assumed certain obligations with respect to Co-eXprise’s energy procurement business. The purchase price is $4,000,000 in cash at closing, subject to certain escrowing provisions. A press release describing the acquisition is attached as Exhibit 99.1.

Item 2.01        Completion of Acquisition or Disposition of Assets

The Company refers to Item 1.01 above, “Entry into a Material Definitive Agreement,” and incorporates the contents of that section herein, as if fully set forth under this Section 2.01.

Item 9.01.        Financial Statements and Exhibits.

(a)     Financial Statements of Business Acquired.

The financial statements required to be filed by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)     Financial Statements of Business Acquired.

The financial statements required to be filed by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)     Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ENERGY SOLUTIONS, INC.

Date: September 14, 2011	By:	/s/ James Parslow

Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Contract Purchase Agreement dated September 13, 2011 by and between the Company and Co-eXprise, Inc.

99.1	Press release dated September 14, 2011